FOR IMMEDIATE RELEASE

Nu Horizons Electronics Corp. Enters into Amendment and Waiver to U.S. $150 Million Credit Facility

Melville, NY (October 25, 2007) - Nu Horizons Electronics Corp. (NasdaqGM:NUHC) today announced that the Company has entered into an amendment and waiver with its lenders under its $150 million revolving credit facility.

The amendment and waiver relates to tax and financial reporting matters as previously described in the Company’s press release dated October 3, 2007 and the Vitesse-related class action previously described in the Company’s press release dated October 11, 2007.

As a result of this waiver, the Company is in compliance with all covenants required by its U.S. $150 million credit facility.

Arthur Nadata, Chairman and Chief Executive Officer stated, "We appreciate the continued support of all of our U.S. Lenders."

 About Nu Horizons Electronics Corp.

Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 51 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual

Nu Horizons Electronics Corp. Enters into Amendment and Waiver                                                                 Page 2
to U.S. $150 Million Credit Facility

results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers, risks arising from potential material weaknesses in the Company’s control environment, potential adverse effects to our financial condition, results of operations or prospects as a result of the restatement of some or all of the prior period financial statements, potential adverse effects if the Company is required to recognize other adverse tax- or accounting-related developments and risks relating to litigation or regulatory inquiries associated with the restatement of prior period financial statements or other related matters, risks related to the pending Vitesse-related class action litigation and risk related to the possible delisting of the Company’s common stock from the Nasdaq Global Market. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

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